EXHIBIT 23.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2006 for the financial statements of Ophirtech Ltd. for the year ended December 31, 2005.We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 27, 2006 relating to the financial statements of Ampal-American Israel Corporation, which is included in the Ampal-American Israel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman CPAs (Isr) A member of Pricewaterhouse Coopers International Limited

March 29, 2006